POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr., Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures               Title
     ----------               -----

/s/Gary L. Rhoads         Treasurer                    December 19, 2001
------------------------- (Principal Financial
Gary L. Rhoads             and Accounting Officer)


/s/John H. Body           Director                     December 19, 2001
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr. Director                     December 19, 2001
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige     Director                     December 19, 2001
-------------------------
Frederick H. Gaige


/s/John J. Jacobs         Director                     December 19, 2001
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.  Director and                 December 19, 2001
------------------------- Chairman
Lawrence T. Jilk, Jr.


/s/Frederick P. Krott     Director                     December 19, 2001
-------------------------
Frederick P. Krott


/s/Patricia L. Langiotti  Director                     December 19, 2001
-------------------------
Patricia L. Langiotti

/s/Kenneth A. Longacre    Director                     December 19, 2001
-------------------------
Kenneth A. Longacre


/s/Robert E. Rigg         Director                     December 19, 2001
-------------------------
Robert E. Rigg


/s/C. Robert Roth         Director                     December 19, 2001
-------------------------
C. Robert Roth


/s/Wayne R. Weidner       Director, President          December 19, 2001
------------------------- and Chief Executive
Wayne R. Weidner          Officer (Principal
                          Executive Officer)